Exhibit 4.1

EXECUTION VERSION

KOHL’S CORPORATION

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of July 17, 2015

4.250% Notes due 2025

5.550% Notes due 2045

EIGHTH SUPPLEMENTAL INDENTURE, dated as of July 17, 2015 (this “Supplemental Indenture”), between Kohl’s Corporation, a corporation duly organized and existing under the laws of the State of Wisconsin, having its principal office at N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051 (the “Company”), and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor in interest to The Bank of New York), as trustee (the “Trustee”).

WHEREAS, the Company executed and delivered the indenture, dated as of December 1, 1995, to the Trustee (as amended by the third supplemental indenture, dated as of January 15, 2002, the “Indenture”), to provide for the issuance of the Company’s Securities, to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of two new series of its Notes under the Indenture to be known as its “4.250% Notes due 2025” (the “2025 Notes”) and its “5.550% Notes due 2045” (the “2045 Notes”, and together with the 2025 Notes, the “Notes”), the form and substance of such series and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to resolutions duly adopted on May 13, 2015, and the Pricing Committee of the Board of Directors of the Company, pursuant to resolutions duly adopted on July 14, 2015, have duly authorized the issuance of the Notes, and have authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 2.3 of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definition of Terms.

Unless the context otherwise requires:

(a) each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b) the singular includes the plural and vice versa; and

(c) headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1 Designation and Principal Amount.

The 2025 Notes are hereby authorized and established as a series of Securities under the Indenture, designated as the “4.250% Notes due July 17, 2025,” which is not limited in aggregate principal amount, and the 2045 Notes are hereby authorized and established as a series of Securities under the Indenture, designated as the “5.550% Notes due July 17, 2045,” which is not limited in aggregate principal amount. The aggregate principal amount of each series of the Notes to be issued shall be as set forth in any Company order for the authentication and delivery of the Notes, pursuant to Section 2.4 of the Indenture. The 2025 Notes and the 2045 Notes shall constitute two separate series of Securities for purposes of the Indenture and this Eighth Supplemental Indenture, including, without limitation, any provisions thereof and hereof relating to waivers, amendments, redemptions and offers to purchase.

Section 2.2 Maturity.

The Stated Maturity of principal for the 2025 Notes will be July 17, 2025, and the Stated Maturity of principal for the 2045 Notes will be July 17, 2045.

Section 2.3 Further Issues.

The Company may from time to time, without giving notice to or seeking the consent of the Holders of a series of the Notes, issue additional Notes of such series. Any such additional Notes will have the same ranking, interest rate, maturity date and other terms as the Notes of such series, except for the issue date, and, in some cases, the public offering price and the first Interest Payment Date. Any such additional Notes of such series, together with the other Notes of such series herein provided for, will constitute a single series of Securities under the Indenture.

Section 2.4 Form and Payment.

Principal of, premium, if any, and interest on the Notes shall be payable in U.S. dollars.

Section 2.5 Global Securities.

Upon the original issuance, each series of the Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The Company will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 2.6 Definitive Form.

If (a) the Depository is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of notice thereof, (b) an Event of Default has occurred with regard to the Notes and has not been cured or waived, or (c) the Company at any time and in its sole discretion determines not to have the Notes represented by Global Securities, the Company may issue the Notes in definitive form in exchange for such Global Securities. In any such instance, an owner of a beneficial interest in Notes will be entitled to physical delivery in definitive form of Notes, equal in principal amount to such beneficial interest and to have Notes registered in its name as shall be established in a Company order.

Section 2.7 Interest.

(a) The 2025 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from July 17, 2015 at the rate of 4.250% per annum, payable semiannually; interest payable on each Interest Payment Date will include interest accrued from July 17, 2015, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are January 17 and July 17, beginning on January 17, 2016; and the record date for the interest payable on any Interest Payment Date is the close of business on January 1 or July 1, as the case may be, next preceding the relevant Interest Payment Date.

(b) The 2045 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from July 17, 2015 at the rate of 5.550% per annum, payable semiannually; interest payable on each Interest Payment Date will include interest accrued from July 17, 2015, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are January 17 and July 17, beginning on January 17, 2016; and the record date for the interest payable on any Interest Payment Date is the close of business on January 1 or July 1, as the case may be, next preceding the relevant Interest Payment Date.

Section 2.8 Authorized Denominations.

The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.9 Redemption.

The Notes are subject to redemption at the option of the Company as set forth in each of the forms of Notes attached hereto as Exhibit A and Exhibit B.

Section 2.10 Additional Event of Default.

With respect to the Notes of each series, the term “Event of Default,” wherever used in the Indenture, shall mean, in addition to any one of the events included in Section 6.1 of the Indenture, the following event (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary to be effected by operation of law or pursuant to any judgment, decree or other order of any court or any order, rule or regulation or any administrative or governmental body):

“A default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company (including a default with respect to Securities of any Series other than that Series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (including this Indenture), which default shall have resulted in the acceleration of such Indebtedness, having an aggregate minimum principal amount of $100,000,000, and such acceleration is not discharged within 10 days after notice thereof has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Securities of that Series, such notice having specified such default and required the Company to cause the discharge of such acceleration and stating that such notice is a “Notice of Default” hereunder; or”

Section 2.11 Change of Control.

(a) Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem all Notes of a series in accordance with the redemption terms as set forth in such Notes, the Company shall make an irrevocable offer to each Holder of the Notes of such series to repurchase all or any part (in integral multiples of $1,000) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

(b) Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but in either case, after the public announcement of such Change of Control, the Company shall mail to each Holder of Notes, with a copy to the Trustee, a notice:

(i) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii) offering to repurchase all Notes tendered;

(iii) setting forth the payment date for the repurchase of the Notes, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iv) if mailed prior to the date of consummation of the Change of Control, stating that the offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in such notice;

(v) disclosing that any Note not tendered for repurchase will continue to accrue interest; and

(vi) specifying the procedures for tendering Notes.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(d) On the repurchase date following a Change of Control Repurchase Event, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to such offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions thereof properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate of the Company stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company.

(e) The Paying Agent will promptly deliver to each Holder of Notes properly tendered the purchase price for such Notes, and the Trustee, upon the execution and delivery by the Company of such Notes, will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(f) The Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

Section 2.12 Appointment of Agents.

The Trustee will initially be the Security Registrar and Paying Agent for the Notes and will act as such only at its offices in New York, New York.

ARTICLE 3

FORM AND ORIGINAL ISSUE OF NOTES

Section 3.1 Form of Notes.

The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A and Exhibit B hereto.

Section 3.2 Original Issue of Notes.

The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such Notes as in such Company order provided.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Definitions.

For purposes of this Supplemental Indenture, the following terms shall have the following meanings:

“Below Investment Grade Rating Event” means the rating on the Notes of a series is lowered by each of the Rating Agencies and such Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at the request of the Trustee that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of such Below Investment Grade Rating Event).

“Business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the city of New York.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of the Company’s subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of the Company’s subsidiaries;

(2) the adoption of a plan relating to the Company’s liquidation or dissolution;

(3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or

(4) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Ratings Inc. and its successors.

“Investment Grade” means BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors

“Quotation Agent” means any Reference Treasury Dealer appointed by the Company.

“Rating Agency” means (i) each of Fitch, Moody’s and S&P; and (ii) if any of Fitch, Moody’s or S&P ceases to rate a series of the Notes or fails to make a rating of a series of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Reference Treasury Dealer” means (i) Goldman, Sachs & Co. (or its affiliate that is a Primary Treasury Dealer) or its successor; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, (ii) one other Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. or its successor, (iii) one other Primary Treasury Dealer selected by Wells Fargo Securities, LLC or its successor and (iv) one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Trustee shall not obtain the Treasury Rate.

“Voting Stock” means, with respect to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right to do so has been suspended by the happening of such a contingency.

Section 4.2 Ratification of Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.

Section 4.3 Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 4.4 Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.5 Separability.

In case any one or more of the provisions contained in this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 4.6 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

KOHL’S CORPORATION

By:	/s/ Kevin Mansell
Name:	Kevin Mansell
Title:	Chairman, President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valere Boyd
Name:	Valere Boyd
Title:	Vice President

Signature Page to Supplemental Indenture

EXHIBIT A

FORM OF 2025 NOTES

Kohl’s Corporation

4.250% Notes due 2025

REGISTERED No. R-	$ CUSIP No. 500255 AU8

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.

KOHL’S CORPORATION, a corporation duly organized and existing under the laws of Wisconsin (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of                     ($                ) on July 17, 2025, and to pay interest thereon from July 17, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 17 and July 17 in each year, commencing January 17, 2016 at the rate of 4.250% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	KOHL’S CORPORATION

By:
	Name:	Kevin Mansell
	Title:	Chairman, President and Chief Executive Officer

Attest:

Name:	Richard D. Schepp
Title:	Chief Administrative Officer and Secretary

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. As Trustee

By:
Authorized Officer

[REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture, dated as of December 1, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as amended by the Third Supplemental Indenture, dated as of January 15, 2002, between the Company and the Trustee, and as supplemented by the Eighth Supplemental Indenture, dated July 17, 2015, between the Company and the Trustee (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof and will initially be offered in the principal amount of $                    . The Company may, without the consent of the Holders, issue additional Securities and thereby increase such principal amount in the future, on the same terms and conditions and with the same CUSIP number as this Security.

The Securities of this series are subject to redemption at the option of the Company, in whole or in part, at any time prior to April 17, 2025, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Eighth Supplemental Indenture), plus 30 basis points, plus in either case accrued and unpaid interest thereon to the date of redemption.

The Securities of this series are subject to redemption at the option of the Company, in whole or in part, at any time on or after April 17, 2025, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a date of redemption will be payable on the Interest Payment Date to the Holder as of the close of business on the relevant record date in accordance with the terms of this Security and the Indenture.

Notice of any redemption will be transmitted at least 30 days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed by the Company or by the Trustee on behalf of the Company; provided that notice of redemption may be transmitted more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Securities. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by lot by The Depository Trust Company.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder, upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

Events of Default with respect to the Securities of this series are as set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

EXHIBIT B

FORM OF 2045 NOTES

Kohl’s Corporation

5.550% Notes due 2045

REGISTERED No. R-	$ CUSIP No. 500255 AV6

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.

KOHL’S CORPORATION, a corporation duly organized and existing under the laws of Wisconsin (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of                      ($                ) on July 17, 2045, and to pay interest thereon from July 17, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 17 and July 17 in each year, commencing January 17, 2016 at the rate of 5.550% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	KOHL’S CORPORATION

By:
	Name:	Kevin Mansell
	Title:	Chairman, President and Chief Executive Officer

Attest:

Name:	Richard D. Schepp
Title:	Chief Administrative Officer and Secretary

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. As Trustee

By:
Authorized Officer

[REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture, dated as of December 1, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as amended by the Third Supplemental Indenture, dated as of January 15, 2002, between the Company and the Trustee, and as supplemented by the Eighth Supplemental Indenture, dated July 17, 2015, between the Company and the Trustee (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof and will initially be offered in the principal amount of $                    . The Company may, without the consent of the Holders, issue additional Securities and thereby increase such principal amount in the future, on the same terms and conditions and with the same CUSIP number as this Security.

The Securities of this series are subject to redemption at the option of the Company, in whole or in part, at any time prior to January 17, 2045, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Eighth Supplemental Indenture), plus 35 basis points, plus in either case accrued and unpaid interest thereon to the date of redemption.

The Securities of this series are subject to redemption at the option of the Company, in whole or in part, at any time on or after January 17, 2045, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a date of redemption will be payable on the Interest Payment Date to the Holder as of the close of business on the relevant record date in accordance with the terms of this Security and the Indenture.

Notice of any redemption will be transmitted at least 30 days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed by the Company or by the Trustee on behalf of the Company; provided that notice of redemption may be transmitted more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Securities. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by lot by The Depository Trust Company.

R-1

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder, upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

Events of Default with respect to the Securities of this series are as set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

R-2

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

R-3